Exhibit 10.2

Incentive Stock Option No. XX-XX	Option for X,XXX Shares

MEDAREX, INC.
INCENTIVE STOCK OPTION AGREEMENT
FOR 2005 EQUITY INCENTIVE PLAN

MEDAREX, INC., a New Jersey corporation (the “Company”), in consideration of the value to it of the continuing services of XXXXXXX (hereinafter called “Optionee”), which continuing services the grant of this Option is designed to secure, and in consideration of the various undertakings made herein by Optionee, and pursuant to its 2005 Equity Incentive Plan (hereinafter called the “Plan”), hereby grants to Optionee an option (the “Option”), intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as now or hereafter amended (the “Code”), evidenced by this Option Agreement, exercisable for the period and upon the terms hereinafter set out, to purchase XXXXX shares (the “Option Amount”) of $.01 par value common stock of the Company (“Common Stock”) at a price of $XXXXXX per share (the “Option Price”), which price represents at least the Fair Market Value (as such term is defined in the Plan) of the shares as of the Date of Grant (as hereinafter defined).  Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

1.             Term of Option.  This Option is granted and dated on the date set forth next above the signature shown (sometimes hereinafter called the “Date of Grant”), and will terminate and expire, to the extent not previously exercised, one day prior to the end of ten (10) years after the Date of Grant (i.e., on the XXX day of XXXXX, XXXX), except that if Optionee owns stock on the date the Option is granted (using the attribution of stock ownership rules of Section 424 (d) of the Code) possessing more than 10% of the total combined power of all classes of stock of the Company, then the Option shall terminate and expire one day prior to the end of five years from the Date of Grant (i.e., on the XXX day of XXXXX, XXXX), or at such earlier time as may be specified in Section 5 hereof.

2.             Vesting.  Except as set forth in the immediately following sentence or as otherwise provided in the Plan or this Option Agreement, this Option will vest and be exercisable as follows, provided that vesting will cease upon the termination of the Optionee’s Service: [vesting schedule for options granted to participants below VP level: One-fourth (1/4th) of the Option Amount shall vest on the first anniversary of the Date of Grant, and one forty-eighth (1/48th) of the Option Amount shall vest on the last day of each full month thereafter for 36 months] [vesting schedule for options granted to participants at VP level or above: One-fourth (1/4th) of the Option Amount shall vest on each of the first, second, third and fourth anniversaries of the Date of Grant]; provided, however, that upon the occurrence of an event constituting a Change in Control, as such term is defined in the Plan, the Option Amount shall become immediately vested and exercisable in full.

3.             Non-Transferability.  This Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative.

4.             Manner of Exercise.  The Optionee (or other person entitled to exercise the Option) shall purchase shares of Common Stock subject hereto by the payment to the Company of the Option Price in full.  This Option is to be exercised by written notice to the Company stating the full number of shares to be purchased and the time of delivery thereof, which shall be at least 15 days after the giving of notice unless an earlier date shall have been agreed upon between Optionee (or other person entitled to exercise the Option) and the Company.  At such time, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option), deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate or certificates for such shares against payment of the Option Price therefor in full for the number of shares to be delivered; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law.  Payment of the Option Price shall be made in cash either by a certified or official bank check.

Notwithstanding the foregoing, provided that at the time of exercise the Common Stock is publicly traded, payment in whole or in part of the Option Price may be made in unrestricted shares of Common Stock which are already owned by the Optionee free and clear of any liens, claims, encumbrances or security interests, based upon the Fair Market Value (as defined in the Plan) of the Common Stock on the date the Option is exercised.  No shares of Common Stock shall be issued until full payment therefor has been made and any tax withholding obligations have been satisfied (in accordance with Section 11(d)).  If the Optionee (or other persons entitled to exercise the Option) fails to accept a delivery of, or to pay for all or any part of the number of shares specified in such notice upon tender or delivery thereof, the right to exercise the Option with respect to such undelivered shares shall be thereupon terminated.

Notwithstanding the foregoing, provided that at the time of exercise the Common Stock is publicly traded, payment in whole or in part of the Option Price may be made pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

5.             Termination of Service.

(a)           Death.  If any Optionee’s relationship with or employment by the Company and/or any of its subsidiaries terminates by reason of death, this Option may thereafter be exercised immediately in full by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee until the expiration of the stated term of the Option.

(b)           Disability.  If the Optionee’s relationship with or employment by the Company and/or any of its subsidiaries terminates by reason of “Disability” (as defined in Section 409A(a)(2)(C) of the Code), this Option may thereafter be exercised in full by the Optionee for a period of three years from the date of such termination or expiration of the stated term of the Option, whichever period is the shorter.  Notwithstanding the foregoing, if the Option is not exercised within 12 months of the date Optionee’s employment by the Company and/or any of its subsidiaries is terminated by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code, the option shall be treated as a nonqualified option and not an incentive stock option under the Code.  If the Optionee dies during the 12-month period commencing on the date his/her service with the Company terminates by reason of such permanent and total disability, however, then the Option will continue to be an incentive stock option under the Code until such time as the Option shall no longer be exercisable under the terms hereof.

(c)           Termination for Cause.  If the Optionee’s relationship with or employment by the Company is terminated by the Company for “Cause” (as defined in the Plan), the Option shall thereupon terminate.  Notwithstanding the foregoing, nothing herein shall be deemed to alter the at-will employment status of an employee of the Company in any way.

(d)           Other Termination.  If the Optionee’s relationship with or employment by the Company terminates for any reason other than death or disability or for Cause, this Option may, to the extent such Option has vested, thereafter be exercised by the Optionee for a period of three months from the date of such termination or expiration of the stated term of the Option, whichever period is the shorter; provided, however, that if such termination is by action of the Company within 18 months following a Change in Control (other than discharge for Cause), any unexercised portion of this Option may be exercised by the Optionee until the earlier of six months and one day after such termination or the expiration of such Option in accordance with the terms hereof.  Notwithstanding the foregoing, if the Option is not exercised within three months of the date Optionee’s relationship with or employment by the Company and/or any of its subsidiaries is terminated, the option shall be treated as a nonqualified option and not an incentive stock option under the Code.

6.             Adjustments on Recapitalization; Dissolution or Liquidation.  The number of shares of Common Stock subject hereto and the Option Price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of the shares, or the payment of a stock dividend after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company; provided, however, that any Options to purchase fractional shares resulting from such adjustments shall be eliminated.

Notwithstanding anything in this Option Agreement to the contrary, in the event of the proposed dissolution, liquidation or reorganization of the Company, other than pursuant to certain mergers or consolidations), the Option granted hereunder shall terminate as of a date to be fixed by the Committee (as that term is defined in the Plan); provided that not less than 30 day’s prior written notice of the date so fixed shall be given to the Optionee, and the Optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his or her Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable.

7.             Subject to Plan.  This Option is subject to all the terms and conditions of the Plan (and specifically to the power of the Committee to make interpretations of the Plan and of the Options granted thereunder, and of the Board of Directors of the Company (“Board of Directors”) to alter, amend, suspend or discontinue the Plan subject to the limitations expressed in the Plan), the provisions of which are hereby made a part of this Option.  By acceptance hereof, Optionee acknowledges receipt of a copy of a Summary Plan Description, which describes the basic terms and conditions of the Plan, and recognizes and agrees that determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board of Directors or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including Optionee.  In the event of any conflict between the provisions of this Option Agreement and those of the Plan, the provisions of the Plan shall control.

8.             Rights as Shareholder.  This Option shall not entitle Optionee or any permitted transferee hereof to any rights of a shareholder of the Company or to any notice of proceedings of the Company or to any notice of proceedings of the Company in respect of any shares issuable upon exercise of this Option unless and until the Optionee has given to the Company a written notice of exercise, has paid in full the Option Price for such shares and, if applicable, has given a representation to the Company that he or she is purchasing such shares for investment only and not with a view towards any distribution.  The Company shall not be required to issue or deliver any certificate for shares of its Common Stock purchased hereunder prior to compliance with applicable federal and state laws and regulations with respect to the issuance, registration or listing of such shares.

9.             Securities Laws.  Optionee acknowledges that he or she has been informed of, or is otherwise familiar with, the nature and the limitations imposed by the Securities Act of 1933, as amended (the “Act”), the Exchange Act, and the rules and regulations thereunder (in particular, Rule 144, promulgated under the Act and Section 16 of the Exchange Act, and Rule 16b-3 promulgated thereunder), concerning the shares issuable upon exercise of this Option and agrees to be bound by the restrictions embodied in such Act, the Exchange Act, and all the rules and regulations promulgated thereunder.

10.          Reporting of Premature Disposition.  If Shares acquired through the exercise of an Option are disposed of either within two years of the Date of Grant or within one year of the date the Option was exercised, the Optionee shall promptly provide written notice to the Company of the date of disposition and the amount realized from the disposition.

11.          Miscellaneous; Governing Law.

(a)           In the event the Option shall be exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation.  In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number of designation of the Common Stock.

(b)           The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.

(c)           The Option and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the State of New Jersey to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.

(d)           Optionee hereby agrees that he or she will make such arrangements as the Company deems necessary to discharge any federal, state, or local income or payroll tax withholding obligations imposed upon the Company with respect to this Option.  Upon Optionee’s request and subject to the Company’s approval, in its sole discretion, and in compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to Optionee upon exercise of the Option a number of whole shares of Common Stock having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

(e)           Nothing contained in this Agreement shall confer upon Optionee the right to employment by the Company or any of its subsidiaries.

IN WITNESS WHEREOF, this Option Agreement is executed as of the XXX day of XXXXXX, XXXX.

MEDAREX, INC.

By

The undersigned Optionee hereby accepts the foregoing Incentive Stock Option Agreement No. XX-XX dated as of XXXXX X, XXXX (the “Date of Grant”), and the undertakings on his or her part contained therein, and agrees to all of the terms and conditions thereof.

DATED:

,
Optionee — XXXXXXXXXX